UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  March 20, 2014

HASCO Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52422	65-0924471
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315928 Midway Road, Suite 920

Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: 214-302-0930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant

(a)           Dismissal of Independent Registered Public Accounting Firm

On March 20, 2014, DKM Certified Public Accountants (the “Former Auditor”) was dismissed as the independent registered public accounting firm for the Company.  The Former Auditor has served as the auditors of the Company’s financial statements for the year ended December 31, 2012.

The reports of Former Auditor on the Company’s consolidated financial statements for the Company’s year ended December 31, 2012, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the Former Auditor’s dismissal, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company has provided the Former Auditor with a copy of the foregoing disclosure, and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from the Former Auditor addressed to the Securities and Exchange Commission dated as of March 21, 2014, is filed as an Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

16.1	Letter of former auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: March 21, 2014	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President